UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Colony Credit Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

515 S. Flower Street, 44th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CLNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Colony Capital, Inc. Internalization Discussions with the Company

As previously disclosed, the Company’s Board of Directors formed a special committee consisting exclusively of independent and disinterested directors (the “Special Committee”) to explore an internalization proposal made by Colony Capital, Inc. (“Colony Capital”) as well as other strategic alternatives. Subsequently, due to ongoing uncertainty surrounding the duration and magnitude of the COVID-19 pandemic and its impact on the global economy, on April 1, 2020, Colony Capital reported in Amendment No. 3 to Schedule 13D (filed with the U.S. Securities and Exchange Commission) that it has postponed any decision regarding a disposition of its management agreement with the Company. On March 4, 2021, Colony Capital reported in Amendment No. 4 (“Amendment 4”) to Schedule 13D (filed with the U.S. Securities and Exchange Commission) that it has engaged in, and currently plans to continue to engage in, confidential discussions and negotiations with the Special Committee regarding a possible internalization of management, including, without limitation, a potential disposition or termination of Colony Capital’s management agreement with the Company.

There can be no assurance that the Company and Colony Capital will be able to negotiate and execute a definitive agreement to internalize the management of the Company or that any such internalization would be completed. The Special Committee will continue to consider value-enhancing alternatives for the Company as opportunities arise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2021	COLONY CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel & Secretary